REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of this ____ day of __________, 2007, by and between Pinpoint Recovery Solutions Corp., a Delaware corporation (the "Company"), and the purchasers signatory hereto (the "Purchasers", and each a "Purchaser").

WITNESSETH

WHEREAS, the Purchasers have agreed to purchaseunits (consisting of 8,235 shares of common stock, per value $.001 per share (the "Common Stock") and 2,000 warrants) (the "Units") pursuant to the terms of the Purchase Agreement (the "Purchase Agreement") between the Purchasers and the Company;

WHEREAS, pursuant to the Purchase Agreement, the Company has issued and delivered to the Purchasers certain shares of its Common Stock and certain of its warrants (the "Warrant");

WHEREAS, the Warrant is exercisable into a certain number of shares (the "Warrant Shares") of the Company's Common Stock, at such times and on such terms as set forth in the Warrant Agreement;

WHEREAS, as additional consideration for the Purchasers acquisition of the Units, the Company desires to grant to the Purchasers certain registration rights with respect to the Common Stock and the Warrant Shares; and

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1. (a) Piggyback Registration. If, at any time after six months from the effective date of a registration statement relating to an initial public offering of the Company's Common Stock, the Company shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Registrable Securities (as hereinafter defined) are outstanding, the Company shall give the then holders of any Registrable Securities (the "Eligible Holders") at least 30 days' prior written notice of the filing of such registration statement, which notice shall describe the securities to be registered and specify the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (i) whether or not such registration will be in connection with an underwritten offering of securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting, (ii) the price at which such securities are reasonably expected to be sold to the public, and (iii) the amount of the underwriting discount reasonably expected to be incurred in connection therewith). If requested by any Eligible Holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders, and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders), register all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Company's Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company for its own account would materially adversely affect the distribution of such securities by the Company, then (x) the Company will promptly so advise each holder of Registrable Securities that has requested registration, and will include in such registration: first, authorized but unissued or treasury shares of Common Stock which the Company desires to include in such registration; and second, Registrable Securities requested to be included therein and other outstanding securities of the Company, if any, which the Company shall have been requested to register, allocated pro rata among the holders of Registrable Securities and any holders of such other securities based on the number of securities with respect to which each such holder has requested registration; in each case until the aggregate number of securities included in such registration is equal to the number thereof that, in the opinion of such managing underwriter, can be sold without materially adversely affecting the marketability thereof, and (y) the Eligible Holders shall delay the offering and sale of those Registrable Securities requested to be included in the registration but not so included for such period, not to exceed 180 days as the managing underwriter shall request. In the event the Company is advised by the staff of the Commission that the inclusion of the Registrable Securities will prevent, preclude or materially delay the effectiveness of the registration statement, the Company, in good faith, may amend such registration statement to exclude the Registrable Securities. As used herein, "Registrable Securities" shall mean the Common Stock which are part of the Units and the Warrant Shares (and any securities issued or issuable by the Company with respect to the Common Stock and the Warrant Shares by way of a stock dividend or in connection with a combination or subdivision of shares or a reclassification, merger, consolidation or other reorganization of the Company) which, in each case, have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

(b) Demand Registration. (i) If, at any time after six months from the effective date of a registration statement relating to the initial public offering of the Company's Common Stock, the Company shall receive a written request from the Eligible Holders who in the aggregate own a majority-in-interest (as defined below) of the Registrable Securities to register the sale of all or part of such Registrable Securities, the Company shall, as promptly as practicable, at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Registrable Securities sold by any Eligible Holder) prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file one such registration statement. The Company shall have the right to register and sell shares of Common Stock for its own account in such registration statement; provided, however, that if such registration statement relates to an underwritten offering and the managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such offering exceeds the number of securities which can be sold therein without adversely affecting the marketability of the offering, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and such registration will include: first, Registrable Securities requested to be so included by such Eligible Holders, allocates pro rata among such holders based on the number of Registrable Securities with respect to which each such holder has requested registration; and second, any other securities included in such registration is equal to the number thereof that, in the opinion of the managing underwriter, can be sold without adversely affecting the marketability thereof. The Company shall not be obligated to effect any registration of its securities pursuant to this Section 1(b) within six months after the effective date of any previous registration statement filed by the Company with respect to which the Eligible Holders had the "piggyback" registration rights provided for in Section 1(a) of this agreement. Within ten business days after receiving any request contemplated by this Section s 1(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of such Eligible Holder's Registrable Securities, provided that the Company receives a written request to do so from such Eligible Holder within 20 days after receipt by him or it of the Company's notice. As used herein "majority-in-interest" of Registrable Securities means a majority of the shares of Common Stock and the shares of common stock underlying the Warrant included in the Registrable Securities.

(i) A registration requested pursuant to this Section 1(b) will not be deemed to have been effected unless it has been declared effective under the Securities Act; provided, however, that if after a registration has become so effective the offering of Registrable Securities pursuant to such registration is terminated, suspended or interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

(ii) If the Eligible Holders requesting registration so elect, the Company shall use its best efforts to cause the offering of Registrable Securities pursuant to this Section 1(b) to be an underwritten offering. In the case of any registration which involves an underwritten offering, the holders of a majority of the Registrable Securities being so registered shall have the right to select the managing underwriter, subject to the Company's approval, which approval shall not be unreasonably withheld.

(c) In the event of a registration pursuant to the provisions of this Section 1, the Company shall use its best efforts to cause the Registrable Securities so requested to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holders thereof may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 1(c) in which it is not otherwise required to qualify to do business.

(d) The Company shall keep effective any registration or qualification contemplated by this Section 1 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of six months from the date on which the Eligible Holders are first free to sell such Registrable

Securities; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

(e) In the event of a registration pursuant to the provisions of this Section 1, the Company shall furnish to the Eligible Holders of the Registrable Securities so registered, and to each underwriter, if any, of such Registrable Securities, such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), and of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act and the rules and regulations promulgated thereunder, and such other documents, as such Eligible Holders or underwriters may reasonably request to facilitate the disposition of the Registrable Securities included in such registration. Prior to filing with the Commission any such registration statement or amendment or supplement thereto, the Company shall furnish copies thereof to counsel for the sellers of Registrable Securities under such registration statement, which documents will be subject to review by such counsel.

(f) In the event of a registration pursuant to the provisions of this Section 1, the Company shall furnish the Eligible Holders of the Registrable Securities so registered with (i) an opinion of its counsel (reasonably acceptable to such Eligible Holders), dated the effective date of the registration statement, to the effect that such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented, which opinion shall state the jurisdictions in which the Registrable Securities have been registered or qualified for sale pursuant to the provisions of Section 1(c) and shall address such other matters as are customarily covered by opinions of counsel in such public offerings, and (ii) if such registration is pursuant to an underwritten offering, a copy of the "cold comfort" letter, dated the effective date of such registration statement, signed by the Company's independent public accounts, and addressed to the underwriters, which letter shall be in customary form and covering such matters as are customarily covered by comfort letters by independent public accountants in such public offerings.

(g) The Company shall notify the Eligible Holders whose Registrable Securities are registered in a registration statement pursuant to this Section 1 promptly when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(h) The Company shall advise the Eligible Holders whose Registrable Securities are registered in a registration statement pursuant to this Section 1, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(i)   The Company shall promptly notify the Eligible Holders whose Registrable Securities are registered in a registration statement pursuant to this Section 1 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of such Eligible Holders prepare and furnish to them such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

If requested by the underwriter for any underwritten offering of Registrable Securities on behalf of the Eligible Holders pursuant to a registration requested under this Section 1, the Company and such Eligible Holders will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company and the Company's counsel, such Eligible Holders and the underwriter, and such agreement shall contain such representations and warranties by the Company and such Eligible Holders and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, and the Company shall take such other action as the managing underwriter may reasonably request to facilitate the disposition of such Registrable Securities (including participating in "road shows" and other customary marketing activities)

(k) The Company agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Securities Act following the closing of a public offering of the Company's Common Stock, it shall use its best efforts to keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

(1) In the event of a registration pursuant to the provisions of this Section 1, the Company will cause all Registrable Securities covered by such registration statement to be listed on all securities exchanges, if any, on which the Common Stock is then listed, or if not so listed, to be listed on the NASDAQ or such other national securities exchange as the managing underwriter may designate to the extent the Common Stock qualifies for listing on such exchange, and the Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

(m) The Company shall make available for inspection by any underwriter participating in any offering of Registrable Securities offered pursuant to a registration statement under this Section 1, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement, and shall otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

(n) The Company and the Eligible Holders understand that the Company makes no representations of any kind concerning its intent or ability to offer or sell any of the Registrable Securities in a public offering or otherwise and that their sole right to have the Registrable Securities registered under the Securities Act is contained in this Agreement.

(o) In connection with the exercise of the Warrants, the Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise; however, the Company may satisfy its obligation by delivering unregistered shares of Common Stock. In no event will the Company be required to net cash settle an exercise of a Warrant.

(2). Registration Expenses. All fees and expenses incident to the performance of or compliance with the Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Eligible Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in a Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, any legal fees or other costs of the Eligible Holders.

(3). Indemnification. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 3, but not be limited to, reasonable attorneys fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities or (B) in any application or other document or communication (in this Section 3 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with information furnished to the Company with respect to such Eligible Holder by or on behalf of such Eligible Holder expressly for inclusion in any registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of such Eligible Holder's failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability pursuant to this Section 3(a) except to the extent the Company is prejudiced by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties), provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 3 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

(b) Each Eligible Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Registrable Securities held by such Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 3(a) but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information furnished to the Company with respect to such Eligible Holder by or on behalf of such Eligible Holder, expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against an Eligible Holder pursuant to this Section 3(b) such Eligible Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 3(a).

(c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 3(a) or 3(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Eligible Holders included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which it may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by an Eligible Holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Eligible Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Eligible Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 3(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 3(c) each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject to each case provisions of this Section 3(c). Anything in this Section 3(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 3(c) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

8.  Miscellaneous.

(a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Eligible Holder, in addition to being entitled to exercise all rights granted by law, included recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Eligible Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Agreements and Waivers. The provisions of Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, unless such amendment, modification or supplement is in writing and signed by the parties hereto.

(c) Notices. All notices or other communications provided for or permitted hereunder shall be made in writing at the respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 4(c). All notices hereunder shall be given by (a) hand delivery, (b) recognized national overnight courier service, (c) express, registered or certified mail, postage prepaid, return receipt requested, or (d) facsimile transmission. Notices and requests shall be deemed duly given: if by hand delivery, when delivered; if by overnight courier or express mail, one business day after mailing; if by certified or registered mail, four business days after mailing; and if by facsimile, upon receipt of continued transmission.

All notices shall be addressed as follows:

If to Pinpoint Recovery Solutions Corp., at:

Pinpoint Recovery Solutions Corp.
30 East 81st Street, Suite 11E
New York, NY 110028
Attn: Andrew Scott
Telephone:212-895-3500
Facsimile:212-895-3783

with a copy to:

Katten Muchin Rosenman LLC
575 Madison Avenue
New York, NY 10022
Attn: Howard S. Jacobs, Esq.
Telephone:212-940-8505
Facsimile:212-894-5505

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Securities, subject to the terms hereof.

(e) Other Registration Rights. Without the prior written consent of holders of a majority of the shares of Common Stock included in the Registrable Securities, the Company will not grant to any person or entity any right superior to the rights granted to the Eligible Holders under this Agreement to require the Company to so register or qualify any of its securities.\

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first written above.

PINPOINT RECOVERY SOLUTIONS CORP.

By:

Name:
Title:

[SIGNATURE PAGE OF ELIGIBLE HOLDERS]

Name of Individual or Investing Entity: ______________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________________________

Name of Authorized Signatory: ____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________